Exhibit 99.1

PRESS RELEASE

First Community Bancorp (NASDAQ: FCBP)	Cedars Bank

Contact: Matthew P. Wagner	Contact: William A. Hanna
President and	Chairman, President and
Chief Executive Officer	Chief Executive Officer
120 Wilshire Boulevard	444 South Flower Street
Santa Monica, California 90401	Los Angeles, California 90071
Phone: (310) 458-1521 x271	Phone: (213) 627-7799

FOR IMMEDIATE RELEASE	SEPTEMBER 13, 2005

FIRST COMMUNITY BANCORP SIGNS DEFINITIVE AGREEMENT TO ACQUIRE CEDARS BANK

— Cedars Acquisition to Add $486 Million in Assets and Seven Branches for First Community in Los Angeles and Orange Counties and San Francisco —

Rancho Santa Fe, California .. . . First Community Bancorp (Nasdaq: FCBP) today announced the signing of a definitive agreement and plan of merger to acquire all of the outstanding common stock and options of Cedars Bank for $120.0 million in cash.  Cedars Bank, which is headquartered in Los Angeles, California, had $485.7 million in assets at June 30, 2005 and six operating branches, including one in San Francisco, and a seventh branch scheduled to open in Pasadena, California in November, 2005.

The transaction is subject to customary conditions, including the approval of Cedars Bank’s shareholders and bank regulatory authorities, and is expected to close in the first quarter of 2006.  Immediately following the completion of the acquisition, it is anticipated that Cedars Bank will be merged into Pacific Western National Bank, a Los Angeles-based wholly owned subsidiary of First Community.

Matt Wagner, President and Chief Executive Officer of First Community Bancorp commented, “This transaction makes a lot of sense for First Community and for Pacific Western. Cedars’ size, business focus and loan portfolio align with our existing operations and enhance our footprint in Southern California.  First Community is pleased to welcome Cedars into its banking family.  We look forward to continuing Cedars’ tradition of relationship banking and the opportunity to earn the respect and trust of their employees and clients.”

Cedars Bank Chairman, President and Chief Executive Officer William Hanna added, “Our agreement with First Community is a terrific opportunity for our customers, employees and shareholders.  First Community is one of the premier community banking organizations in Southern California.  Our employees will be able to grow with a larger organization, and through Pacific Western, First Community will continue to serve our customers in the manner to which they are accustomed, with an increased array of products and services.  We want to thank our shareholders, customers and employees for their tremendous loyalty and support these past 18 years.”

Mr. Yervant Demirjian, Vice Chairman of Cedars Bank added, “This transaction is beneficial to Cedars’ shareholders. Our investors’ confidence in Cedars Bank and our management team has been validated by First Community’s decision to acquire Cedars Bank. We trust that with the additional services First Community can offer to our existing customers our business development team will boost the footings of the relationships we handle.”

First Community also announced that Mr. Hanna had accepted its offer to remain with Pacific Western, subsequent to the acquisition, as President and Chief Executive Officer of Pacific Western’s Los Angeles Region.  The position reports to Mr. Wagner who will remain President, Chief Executive Officer and Chairman of Pacific Western Bank.

On June 9, 2005, First Community announced that it had entered into a definitive agreement to acquire all of the outstanding common stock and options of Pacific Liberty Bank in exchange for First Community common stock, along with cash to existing Pacific Liberty Bank option holders.  Pacific Liberty had $151.2 million in assets at June 30, 2005, and two branches located in Huntington Beach, California. The acquisition of Pacific Liberty is subject to regulatory approval and the approval of Pacific Liberty shareholders, and is currently expected to close in October 2005.  Upon completion of the acquisition, Pacific Liberty will be merged into Pacific Western Bank.

As of June 30, 2005, on a pro forma consolidated basis with Cedars Bank, the recently completed First American Bank acquisition and the pending Pacific Liberty Bank acquisition, First Community would have approximately $3.7 billion in assets with 47 branches throughout Southern California, and 1 branch in Northern California, of which Pacific Western would have approximately $2.5 billion in assets and 35 branches.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $2.8 billion in assets as of June 30, 2005, and $3.1 billion in assets following the acquisition of First American Bank on August 12, 2005. Through its banks’ 39 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western National Bank has 26 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties, and First National Bank has 13 branches across San Diego County. Through its subsidiary FC Financial, First National Bank provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding First Community Bancorp is available on the Internet at www.firstcommunitybancorp.com. Information regarding Pacific Western National Bank and First National Bank is also available on the Internet at www.pacificwesternbank.com and www.banksandiego.com, respectively.

ABOUT CEDARS BANK

Cedars Bank serves medium-to-small sized businesses and professionals through locations in Los Angeles, Sherman Oaks, Century City, Irvine, Norwalk, San Francisco and a soon-to-opened branch in Pasadena.  As of June 30, 2005, Cedars Bank had approximately $485.7 million in assets. Additional information regarding Cedars Bank is available on the Internet at www.cedarsbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about First Community, Pacific Liberty Bank, Cedars Bank and the combined companies after completion of the acquisitions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community and Cedars Bank.  First Community and Cedars Bank caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements.  Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which First Community, Pacific Liberty Bank and Cedars Bank do business, are less favorable than expected; legislative or regulatory requirements or changes adversely affect First Community’s, Pacific Liberty’s or Cedars Bank’s respective businesses; changes in the securities markets; First Community’s ability to consummate the acquisition of Pacific Liberty Bank or Cedars Bank, or to achieve expected synergies and operating efficiencies within expected time-frames or at all or to successfully integrate Pacific Liberty Bank’s or Cedars Bank’s operations; regulatory approvals for the proposed acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and other risks that are described in First Community’s public filings with the U.S. Securities and Exchange Commission (the “SEC”).  If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community’s or Cedars Bank’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements.  First Community and Cedars Bank assume no obligation to update such forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider First Community’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the reporting periods of 2005.  The documents filed by First Community with the SEC may be obtained free of charge at First Community’s website at www.firstcommunitybancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from First Community by requesting them in writing to First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Cedars Bank. Cedars Bank intends to file a proxy statement and other documents regarding the proposed acquisition with the California Department of Financial Institutions (the “DFI”). Before making any voting or investment decision, investors and security holders of Cedars Bank are urged to carefully read the entire proxy statement, when it becomes available, as well as any amendments or supplements to the proxy statement, because it will contain important information about the proposed acquisition. A definitive proxy statement will be sent to the shareholders of Cedars Bank seeking their approval of the proposed acquisition. Investors and security holders will be able to obtain the proxy statement free of charge from Cedars Bank by requesting them in writing from Yervant Demirjian at Cedars Bank, 444 South Flower Street, Los Angeles, California 90071, (213) 627-7799.

Cedars Bank, its directors, executive officers and certain other persons may be soliciting proxies from Cedars Bank shareholders in favor of the approval of the acquisition.

This press release does not constitute an offer to sell securities or a solicitation of an offer to buy and does not constitute solicitation material in respect of the proposed acquisition of Pacific Liberty Bank.  In connection with the proposed Pacific Liberty transaction, First Community has filed with the SEC a registration statement on Form S-4 that includes a proxy statement-prospectus, which has been mailed to stockholders of Pacific Liberty, and other relevant documents in connection with the proposed transaction.  Shareholders of Pacific Liberty are urged to read the proxy statement-prospectus and any other relevant documents filed with the SEC because they contain important information about First Community, Pacific Liberty and the proposed Pacific Liberty transaction.